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                                                       EXHIBIT 10.26 PAGE 1 OF 7

                              ADVANCED MEDIA, INC.

                           CERTIFICATE OF DESIGNATIONS

                                     OF THE

                             CLASS A PREFERRED STOCK



                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware



      ADVANCED MEDIA, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation at a meeting duly convened on July 31, 1996, at which meeting a quorum of the directors was present and acting throughout:

      RESOLVED, that, pursuant to Article Fourth of the Certificate of Incorporation, as amended, which creates and authorizes 10,000,000 shares of Preferred Stock of the par value of $.0001 per share (hereinafter called the "Serial Preferred Stock"), of which no shares are currently issued and outstanding so that all 10,000,000 shares of Serial Preferred Stock have the status of authorized but unissued shares and are available for issuance, the Board of Directors of the Corporation hereby establishes a series of Serial Preferred Stock to consist of 600,000 shares, and hereby fixes the powers, designation, preferences and relative, participating, optional and other rights of such series of Serial Preferred Stock, and the qualifications, limitations and restrictions thereof, in addition to those set forth in said Article Fourth, as follows:

      1. Designation. (a) The designation of the series of Serial Preferred Stock created by this resolution shall be "Class A Convertible Preferred Stock" (hereinafter called the "Class A Preferred"), and the number of shares constituting the Class A Preferred is 600,000.

      (b) All shares of Class A Preferred shall be identical with each other in all respects. All shares of Class A Preferred shall rank, as to the payment of dividends and of distributions of assets upon any dissolution, liquidation or winding up of the Corporation, prior to the common stock, par value $.0001 per share, of the Corporation, and any other stock which by its terms ranks junior to the Class A Preferred, and on a parity with all shares designated as Preferred Stock.

      (c) Shares of the Class A Preferred that have been redeemed, purchased or otherwise acquired by the Corporation shall not be reissued as Class A Preferred and when retired as provided by the General Corporation Law of the State of Delaware, and shall have the status of authorized but unissued shares of Serial Preferred Stock, without designation as to series until such shares are once


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                                                       EXHIBIT 10.26 PAGE 2 OF 7

more designated as part of a particular series by the Board of Directors of the Corporation or a duly authorized committee thereof.

      2. Dividends. Each issued and outstanding share of Class A Preferred shall entitle the holder of record thereof to receive out of funds legally available therefor, when, as and if declared by the Board of Directors, dividends accruing at the annual rate of two percent (2%) of the liquidation preference thereof, commencing on the date of issuance, which shall be payable on January 1, April 1, July 1 and October 1 in each year, at the option of the Corporation in cash or in shares of Common Stock valued for these purposes at the average of the closing bid price of the Common Stock for the twenty (20) trading days prior to the declaration of such dividend. Whenever all dividends which have been declared upon the issued and outstanding shares of Class A Preferred as aforesaid for all past annual periods shall have been paid, without interest, the Board of Directors may declare, set aside, or pay additional cash dividends on each share of Common Stock.

      3. Liquidation Rights. (a) Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of shares of Class A Preferred then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders after satisfying claims of creditors but before distributions of assets shall be made on the Common Stock or any other class or series of stock ranking junior to the shares of Class A Preferred upon liquidation, dissolution or winding up of the Corporation, the amount of $1.00 per share plus an amount equal to all accrued but unpaid dividends on such shares to the date of final distribution.

      (b) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph.

      (c) After payment to the Holders of the full preferential amount provided for in this paragraph 3, holders of shares of Class A Preferred in their capacity as Holders shall have no right or claim to any of the remaining assets of the Corporation.

      (d) If the assets of the Corporation available for distribution to the Holders upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which the Holders are entitled pursuant to clause (a) of this paragraph 3, and to which holders of any other class or series of stock of the Corporation ranking on a parity with the Class A Preferred as to distribution upon dissolution, liquidation or winding up of the Corporation (collectively, the "Parity Stockholders") are entitled pursuant to the Certificate of Incorporation, as it may be amended from time to time (including any Certificate of Designations), then such assets shall be distributed among the Holders of the Class A Preferred and the Parity Stockholders ratably in proportion to the full amounts otherwise due such Holders and Parity Stockholders.

      4. Voting Rights. Except as expressly otherwise provided by law, the holders of the Class A Preferred shall not be entitled to vote at any meeting of the stockholders or to receive notice


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                                                       EXHIBIT 10.26 PAGE 3 OF 7

of such meeting, all voting rights to the fullest extent permitted by law being vested exclusively in the holders of the Common Stock.

            5. Conversion. (a) The shares of Class A Preferred of the Corporation shall be convertible, in whole or in parts comprising not less than 100,000 shares of Class A Preferred, at the option of the holder thereof, at any time during the period commencing 60 days after issuance and ending 150 days after issuance, upon not less than 7 days prior written notice to the Corporation and, if not earlier converted, shall automatically be converted on the 150th day after issuance into fully paid and nonassessable shares of Common Stock of the Corporation. Upon receipt by the Corporation or its designee of surrendered certificate or certificates representing the shares of Class A Preferred to be converted, with any appropriate endorsement thereon, as may be prescribed by the Board of Directors, such holder shall be entitled to receive a certificate or certificates representing the shares of Common Stock into which such share(s) of Class A Preferred are converted, and such holder shall be deemed to be a holder of record of said shares of Common Stock, and no longer a holder of such shares of Class A Preferred to be so converted, as of the time of such conversion. The basis for such conversion shall be the "conversion rate" in effect at the time of conversion, which for the purposes hereof, shall mean the number of shares of Common Stock issuable for each share of Class A Preferred surrendered for conversion. The conversion rate shall be such number of shares of Class A Preferred the liquidation preference of which equals 55% of the lesser of (a) the average closing bid price of the Common Stock on the five trading days immediately prior to the conversion date or (b) the average closing bid price of the Common Stock on the five trading days prior to the date of issuance of the Class A Preferred to be converted, for each share of Common Stock obtainable upon conversion. In connection with effecting any transfer to the Corporation for cancellation of any shares of Class A Preferred upon conversion of the same into Common Stock, the Corporation may, but shall not be obliged to, issue a certificate or certificates for fractions of a share of Common Stock. If the Corporation elects not to issue a certificate or certificates for fractions of a share of Common Stock, the Corporation shall pay in lieu thereof an amount equal to the conversion price of such fractional share (computed to the nearest one hundredth of a share) in effect at the close of business on the date of conversion. Any shares of Class A Preferred which have been converted shall be canceled and shall be restored to the status of authorized but unissued shares of Class A Preferred. Except as such requirement may otherwise be dispensed with by law, the Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of shares of the Class A Preferred, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of the Class A Preferred from time to time outstanding.

      (b) The number of shares of Common Stock into which each share of Class A Preferred is convertible shall be subject to adjustment from time to time only as follows:

      (A) For the purposes of this paragraph 4(b), the following provisions (1) through (4), inclusive, shall be applicable:

            (1) In case of the issue of any shares of Common Stock for (a) cash, the consideration received by the Corporation therefor shall be deemed to be the amount of case received by the Corporation for such shares; or (b) consideration other than cash, the value of such consideration


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                                                       EXHIBIT 10.26 PAGE 4 OF 7

shall be deemed to be the fair market value thereof as of the date of adoption of the resolution authorizing such transaction, as determined by the Board of Directors at or as of such date.

            (2) For the purpose of determining the amount of consideration received by the Corporation for the issue of shares of Common Stock or for obligations or securities of the Corporation converted into or exchanged for shares of Common Stock as specified in the foregoing subparagraph (1) of this subparagraph 5(b)(A), deduction shall be made for such compensation or discount in the sale, underwriting, or purchase of such obligations or securities by underwriters or dealers or others performing similar services or for such expenses incurred in connection therewith as may be paid or allowed by the Corporation.

            (3) In case the Corporation shall issue any shares of Common Stock as a dividend or make any other distribution upon its Common Stock in Common Stock, the aggregate number of shares of Common Stock issued in payment of such dividend or distribution shall be deemed to have been issued without consideration.

             (4) The terms "issue" and "issued", as used herein, shall include the transfer and delivery of treasury shares by the Corporation.

      (B) (1) In case shares of Common Stock are issued as a dividend or other distribution on the Common Stock, the conversion price in effect at the opening of business on the business day next succeeding the date fixed for the determination of the holders of Common Stock entitled to receive such dividend or other distribution shall be decreased to an amount equal to the conversion price so in effect multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of said number of shares issued and outstanding at the close of business on the date fixed for such determination and the number of shares constituting such dividend or other distribution, such decrease becoming effective immediately after the opening of business on the business day next succeeding the date fixed for such determination. The Corporation will not pay any dividend or make any distribution on the Common Stock held in the treasury of the Corporation.

            (2) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares or outstanding shares shall be combined into a smaller number of shares, the conversion price in effect at the opening of business on the business day next succeeding the day upon which such subdivision or combination becomes effective shall be decreased or increased, as the case may be, to an amount equal to the conversion price so in effect multiplied by a fraction, the numerator of which shall be the number of shares outstanding immediately before such subdivision or combination becomes effective and the denominator of which shall be the number of shares outstanding at the opening of business on the business day next succeeding the day upon which such subdivision or combination becomes effective, such increase or decrease becoming effective immediately after the opening of business on the business day next succeeding the day upon which such subdivision or combination becomes effective.


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                                                       EXHIBIT 10.26 PAGE 5 OF 7

            (3) If the Corporation shall issue any securities by recapitalization or reclassification of the Common Stock, each share of Common Stock into which a share of the Class A Preferred may immediately prior thereto be converted shall be replaced for the purposes hereof by the securities issuable or distributable in respect to each such share of Common Stock upon such recapitalization or reclassification and appropriate adjustment of the conversion rate in effect immediately prior to such recapitalization or reclassification shall be made, such adjustment to become effective immediately after the opening of business on the day on which such recapitalization and reclassification shall become effective. If, as a result of an adjustment made pursuant to this subparagraph (B)(3), the holder of any Class A Preferred thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, such holders of the Class A Preferred shall be entitled to receive such securities as would the holder of such number of shares of Common Stock as would at that time be obtainable upon conversion of such shares of Class A Preferred into shares of Common Stock.

      (C) In case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale, lease, mortgage, pledge, conveyance or other disposition to another corporation of all or substantially all the property of the Corporation, each holder of a share of Class A Preferred then outstanding and thereafter remaining outstanding shall have the right thereafter to convert each share held into the kind and amount of shares, other securities, cash and property receivable upon such transaction by a holder of the number of shares of Common Stock into which such shares of Class A Preferred might have been converted immediately prior to such transaction; in any such event, effective provision shall be made, in the certificate of incorporation of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Class A Preferred shall thereafter be applicable, as nearly as reasonably may be, to any such other shares, other securities, cash and property deliverable upon conversion of the shares of Class A Preferred remaining outstanding or other convertible shares or securities received by the holders in place thereof, and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, other securities, cash or property as the holders of the shares of Class A Preferred remaining outstanding, or other convertible shares or securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided.

      (D) Whenever the conversion rate and conversion price are adjusted as herein provided, the Treasurer of the Corporation shall compute the adjusted conversion rate and conversion price in accordance with the foregoing provisions and shall prepare a written instrument setting forth such adjusted conversion rate and conversion price and showing in detail the facts upon which such adjustment is based, and such written instrument shall promptly be delivered to the holders of the Class A Preferred.

      (E) In case: (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock payable otherwise than in shares of Common Stock or in cash out of its capital surplus; or (ii) of any reclassification of the capital stock of the Corporation (other than a subdivision or combination of outstanding shares of Common Stock), or of any consolidation or merger to which


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                                                       EXHIBIT 10.26 PAGE 6 OF 7

the Corporation is a party or of the sale, lease, mortgage, pledge, conveyance or other disposition of all or substantially all of the property of the Corporation; or (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be mailed to the record holders of the Class A Preferred at least twenty (20) days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not be taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, lease, mortgage, pledge, conveyance, other disposition, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, liquidation, merger, sale, lease, mortgage, pledge, conveyance, other disposition, dissolution, liquidation or winding-up.

      (F) The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of shares of Common Stock on conversion. If a holder of shares surrendered for conversion specifies that the shares of Common Stock to be issued on conversion are to be issued in a name or names other than the name of names in which such surrendered shares stand, the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Corporation or the transfer agent for the Class A Preferred at the time of surrender of the shares involved, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the surrendered shares were registered, despite the instructions to the contrary.

      (G) The reference to Common Stock herein shall be deemed to include shares of any class into which said Common Stock may be changed. Notwithstanding any provision of the Corporation's certificate or incorporation or of law, by reason of which limited or unlimited preemptive rights are otherwise conferred upon the holders of any class of shares of the Corporation, no preemptive right shall accrue solely by reason of the issuance by the Corporation of shares in satisfaction of the conversion rights and privileges of the holders of the Class A Preferred as aforesaid.

      7. Sinking Fund. No share of Class A Preferred shall be entitled to the benefit of any sinking fund or purchase fund to be applied to the redemption or purchase thereof.


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                                                       EXHIBIT 10.26 PAGE 7 OF 7

IN WITNESS WHEREOF, Advanced Media, Inc. has caused this Certificate to be signed by Hans Kaemmlein, its Chairman, and attested by Alan Schoenbart, its Assistant Secretary, this 31st day of July, 1996.

                                          ADVANCED MEDIA, INC.


                                          By: /s/Hans J. Kaemmlein
                                              --------------------
                                                Hans J. Kaemmlein
                                                Chairman
[CORPORATE SEAL]

ATTEST:

By: /s/ Alan W. Schoenbart
    ----------------------
      Alan W. Schoenbart
      Assistant Secretary


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